                                                                    Exhibit 3.30


                               The State of Texas
                               SECRETARY OF STATE

      IT IS HEREBY CERTIFIED that the attached is a true and correct copy of the following described document on file in this office:

                Kerrville Wireless Holdings Limited Partnership
                            Filing Number: 800001154

Certificate Of Limited Partnership                               August 10, 2001




                                   IN TESTIMONY WHEREOF, I have hereunto signed my name officially and caused to be impressed hereon the Seal of the State at my office in Austin, Texas on August 14, 2001.

SEAL: THE STATE OF TEXAS

                                                /s/ Henry Cuellar
                                                --------------------------------
                                                       Henry Cuellar
                                                       Secretary of State
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            Office of the Secretary of State
            Corporations Section
            P.O. Box 13697
            Austin, Texas 78711-3697

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                       CERTIFICATE OF LIMITED PARTNERSHIP

1. The name of the limited partnership is Kerrville Wireless Holdings Limited Partnership

2. The street address of its proposed registered office in Texas is (a P.O. Box is not official)

            555 Water Street
            Kerrville, TX  78029

      and the name of its proposed registered agent in Texas at such address is

            C.R. Weinheimer

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is

            555 Water Street
            Kerrville, TX 78029

4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

      NAME                  MAILING ADDRESS            STREET ADDRESS
                            (include city, state, zip  (include city, state, zip
                                      code)                      code)
      Kerrville Cellular    P.O. Box 290130            155 Water Street
      Management, LLC       Kerrville, TX 78029        Kerrville, TX  78029


      Date Signed: August 9, 2001

                                     KERRVILLE CELLULAR MANAGEMENT, LLC
                                     By: C.R. Weinheimer, Authorized Signatory

                                     /s/ C.R. Weinheimer
                                     --------------------------------
                                            General Partner(s)


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